                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT




 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)    June 22, 2000
                                                    ----------------



                          COLONIAL DOWNS HOLDINGS, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


     VIRGINIA                        333-18295                  54-1826807
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (IRS Employer
 of incorporation)                 File Number)             Identification No.)


             10515 Colonial Downs Parkway, New Kent, Virginia 23124
             -------------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (804) 966-7223
                                                           ----------------




         (Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

          Colonial Downs Holdings, Inc. (the "Company") is party to a Credit Agreement dated June 26, 1997, with PNC Bank, N.A. ("PNC") pursuant to which the Company has borrowed $15 million in aggregate. Pursuant to the terms of the Credit Agreement and subsequent Forbearance Agreement, the Company is obligated to repay $15 million to PNC on or before June 30, 2000. CD Entertainment Ltd., the Company's largest shareholder, has agreed to loan the Company $15 million to repay PNC. Existing indebtedness from the Company to CD Entertainment Ltd. will be consolidated in this loan. Existing indebtedness includes two convertible subordinated promissory notes, in the original principal amounts of $5.5 million and $1 million, respectively. The $5.5 million note bears interest at a rate of 7.25% per annum, payable quarterly. The $1 million note bears interest at a rate of 8.5 % annually, payable at maturity. The $5.5 million note matures September 30, 2000, and the $1 million note matures August 26, 2000. The outstanding principal balance and accrued interest thereon is convertible into shares of Class A and Class B Common Stock at $11.59 per share for the $5.5 million note, and $1.65 per share for the $1 million note.

         Under the terms of the $23.2 million promissory note reflecting the consolidated loan, the loan will bear interest at a rate of LIBOR plus 3%, the current interest rate on the PNC loan, and will have a term of five years (thereby extending the existing indebtedness otherwise due CD Entertainment Ltd.). Principal will be repayable in $1 million increments on each of June 30, 2001, 2002, 2003 and 2004 with the balance due on June 30, 2005. In addition, the Company has agreed to make an additional annual principal payment contingent upon the Company's annual cash flow. The Company's New Kent racetrack property and the racing centers located in Richmond, Hampton, and Brunswick, Virginia will be pledged as collateral for the loan. The loan is convertible, at the lenders' option and subject to share availability, into shares of the Company's Class A common stock at 125% of the average closing price of the Company's common stock for the period June 23, 2000 through June 29, 2000. The Company will make efforts to authorize additional shares for such conversion rights.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    COLONIAL DOWNS HOLDINGS, INC.


June 23, 2000                          /s/ Ian M. Stewart
------------------                  ---------------------------------
Date                                       Ian M. Stewart, President